EXHIBIT 99.1

SPHERIX CLOSES ROCKSTAR PATENT ACQUISITION TRANSACTION

AND ENHANCES ITS PATENT PORTFOLIO IN WIRELESS COMMUNICATIONS AND TELECOMMUNICATION

SECTORS-ROCKSTAR ACQUIRES EQUITY STAKE IN

SPHERIX-VENTURE TO BE HEADED BY

SEASONED MONETIZATION EXECUTIVE

TYSONS CORNER, VA--(Marketwire – July 29, 2013) - Spherix Incorporated (NASDAQ: SPEX) an intellectual property development and life sciences company, today announced that it has closed the previously announced agreement to acquire a group of seven patents in the mobile communication sector, from Rockstar Consortium, the owner of over 4,000 patents formerly owned by Nortel Networks.

Under the terms of the agreement, Spherix acquired four families of mobile communication patents in exchange for initial consideration of up-front cash and $1,000,000 in Spherix common stock issued at $5.65 per share.  Rockstar will also receive a percentage of future profits after recovery of patent monetization costs and an initial priority return on investment to Spherix.  The shares are subject to a lockup agreement restricting future sales, subject to the satisfaction of certain price and volume targets.

Spherix Interim CEO Harvey Kesner stated, "We believe that we have entered a new phase of our development and are pleased to announce successful completion of our recent patent and monetization partnership with Rockstar.  We have been working with our colleagues at Rockstar to identify opportunities for collaboration between us and this resulted in the selection of this suite of seven patents that cover mobile communication devices.  We selected a suite of patents with well documented and easily understandable technology so that we can quickly proceed to seek agreements to support commercialization efforts and enforcement, if required.  This acquisition, coupled with our recently announced acquisition of several hundred patents issued to Harris Corporation, allows us to expand our activities in the wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.  Our incoming CEO Anthony Hayes was instrumental in negotiating these contracts and securing appropriate patents for enforcement.  As has been widely reported, Anthony is a seasoned monetization executive with numerous ‘wins’ under his belt, who will oversee our licensing and enforcement efforts and has broad access to patent owners and inventors."

About Rockstar

Rockstar Consortium was launched in 2011 as an intellectual property (IP) licensing company. Based on Nortel Networks' groundbreaking innovation engine, Rockstar manages a highly valued patent portfolio relevant to virtually all telecom and high tech services and devices. Rockstar is deeply committed to advancing innovation worldwide through its patent licensing program. To learn more about Rockstar please visit www.ip-rockstar.com.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix presently offers a diversified commercialization platform for protected technologies. The company continues to work on life sciences and drug development and presently is exploring opportunities in nutritional supplement products relying on its D-Tagatose natural sweetener as a GRAS ingredient.  Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Through its recently announced acquisition of several hundred patents issued to Harris Corporation Spherix intends to expand its activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations

Phone: (703) 992-9325

Email: info@spherix.com